Exhibit 10.2

Loan No. 526618:11

TENANT IMPROVEMENT AND LEASING
COMMISSIONS AGREEMENT

THIS TENANT IMPROVEMENT AND LEASING COMMISSIONS AGREEMENT (the "Agreement") is made as of the 3rd day of August, 2011 by and between FSP 303 EAST WACKER DRIVE LLC, a Delaware limited liability company ("Borrower") and JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.), a Michigan corporation ("Lender").

WITNESSETH

WHEREAS, Borrower is the owner of a certain property (the "Mortgaged Property") located in Cook County, Illinois, more particularly described in the Loan Documents (as hereinafter defined), and in connection therewith, Lender has loaned Borrower the principal sum of Thirty-Five Million and No/100 Dollars ($35,000,000.00) (the "Loan"); and

WHEREAS, the Loan is evidenced by a Note executed by Borrower as of even date herewith in the principal amount of $35,000,000.00 payable to the order of Lender (the "Note"); and

WHEREAS, the Note is secured by a Mortgage dated as of even date herewith, which encumbers the Mortgaged Property, and by the other "Loan Documents" (as such term is defined in the Note); and

WHEREAS, Lender requires, as a condition of the Loan, that Borrower deposit with Lender the entirety of the proceeds of the Loan, to be held, released and used as provided in this Agreement to reimburse the cost of completing the Tenant Improvements and paying for Leasing Commissions as hereinafter described.

NOW, THEREFORE, in consideration of the foregoing, the covenants and conditions contained in this Agreement and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Borrower and Lender hereby agree as follows:

1.     Definitions. Any capitalized term utilized herein shall have the meaning as specified in the Mortgage, unless such term is otherwise specifically defined herein. For purposes of this Agreement, the following capitalized terms shall have the meanings indicated:

(a)     Tenant Improvements shall mean construction or modification of improvements on or installation of fixtures or equipment in the Mortgaged Property as required to be performed by Borrower pursuant to the terms of a Lease (as hereinafter defined) necessary for the space, or a portion thereof (“Tenant Premises”) subject to such Lease to be deemed ready for occupancy and/or use by a tenant. For purposes of determining the reasonable costs and expenses incurred by Borrower in completing the Tenant Improvements, such costs shall also include so-called "soft costs" directly related to and required in connection with the construction or installation of the Tenant Improvements, or in connection with the obligations incurred by Borrower in order to induce a third party to execute a Lease, including without limitation, tenant improvement allowances required to be provided to the tenant under a Lease, lease takeover payment obligations incurred in connection with relocating a tenant from another property to the Mortgaged Property, legal fees incurred by Borrower in connection with the preparation and negotiation of Leases at the Mortgaged Property, architectural fees and engineering fees and consulting fees directly related to the Tenant Improvements constructed on the Mortgaged Property, and such other tenant inducements set forth in a Lease and required to be provided to the tenant thereunder by Borrower as reasonably approved by Lender.

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(b)     Leasing Agent shall mean a licensed real estate broker in the state where the Mortgaged Property is located who is not affiliated with the Borrower or its principals.

(c)     Leasing Commissions shall mean reasonable and customary commissions paid to a Leasing Agent representing either the landlord or tenant for a Tenant Premises in connection with a Lease.

(d)     Lease shall mean a lease for space in the Mortgaged Property (approved by the Lender if such right of approval is required by the Loan Documents).

2.     The Deposit(s).

(a)     Initial Deposit. Concurrently with its execution of this Agreement, Borrower has deposited with Lender the cash sum of Thirty-Five Million and No/100 Dollars ($35,000,000.00) ("Initial Deposit”).

(b)     Reserve. The Initial Deposit and all other funds (if any) deposited by Borrower pursuant to this Agreement shall hereinafter be collectively referred to as the “Reserve”. The Reserve shall be held and made available to Borrower by Lender in accordance with the terms of this Agreement. The Reserve shall be released in accordance with the terms and conditions of this Agreement, and shall be used by Borrower as provided herein. Lender (or a designated representative of Lender) shall have the sole right to make a withdrawal of the Reserve pursuant to the terms and conditions of this Agreement.

3.     The Reserve.

(a)     Lender shall hold the Reserve in one or more accounts (the "Accounts") invested at such financial institution as Lender shall select, in its sole discretion, from time to time, so long as the funds in such accounts are readily available for release to Borrower pursuant to the terms of this Agreement. Lender has selected, and Borrower has hereby approved, both Citibank, N.A. and Bank of New York Mellon (individually and collectively, as the case may be, the "Bank") to serve as the initial depositary for the Reserve, and Borrower agrees that any loss of funds while in the hands of the Bank is at the risk of the Borrower. Borrower further acknowledges and agrees to be fully responsible for any and all fees charged by the Bank for the Accounts that are maintained therein. Lender reserves the right in its sole discretion to move the Accounts to another bank in the event the Bank fails to satisfy Lender or rating agency criteria, subject to the reasonable approval of Borrower (so long as no Event of Default has then occurred and is continuing under this Agreement or any of the other Loan Doocuments), which approval shall not be unreasonably withheld, conditioned or delayed.

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(b)     So long as no Event of Default under this Agreement or any of the other Loan Documents has occurred and is then continuing, Borrower shall have the right to notify Lender (using the form of notice shown on Schedule 2 attached hereto) of Borrower's election that the funds held in the Reserve and maintained in Accounts at the Bank be invested from time to time (at no cost to Lender) in any of the Permitted Investments (as defined below). For purposes herein, the term "Permitted Investments" shall mean, as designated by Borrower and to the extent available with the Bank for deposits in the Reserve, any one or more of the following obligations or securities acquired at a purchase price of not greater than par, payable on demand or having a maturity date not later than the business day immediately prior to the date on which the funds used to acquire such investment are required to be used under this Agreement and meeting one of the appropriate standards set forth below:

•	Cash on hand, and time or demand deposits with, or withdrawable accounts in, financial institutions.
•	Certificates of deposit with maturities of one year or less.
•	Government securities, in addition to Treasury obligations, include securities issued by:
o	Federal Housing Administration (FHA),
o	Federal National Mortgage Association (FNMA),
o	Federal Home Loan Bank,
o	Federal Land Bank,
o	Federal Intermediate Credit Bank,
o	Banks for Cooperatives, and
o	Public Housing Administration.

Government securities also include certain guarantee agreements issued by the Commodity Credit Corporation, guaranty agreements of the Small Business Administration, certain participation certificates issued by the General Services Administration, and obligations of the U.S. Postal Service.

(c)     Any and all interest earned on the Accounts shall be for the benefit of Borrower. Upon written request to Lender, so long as no Event of Default under this Agreement or any of the other Loan Documents has occurred and is then continuing, and subject to the terms of the Permitted Investments selected by Borrower, Borrower shall be entitled to receive from time to time, but no more often than once per each three month period, any and all interest earned on such Accounts. Lender shall not be responsible for any losses resulting from investment of monies in the Reserve or for obtaining any specific level or percentage of earnings on such investment. The Reserve created pursuant to this Agreement shall be invested by the Lender in Accounts maintained in the name of Lender as secured party, with respect to the Borrower.

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4.     Use of the Reserve. Except as otherwise expressly set forth herein, and provided there exists no Event of Default under the Loan Documents, the Reserve shall be used to reimburse Borrower and/or to pay, in accordance with the terms and conditions set forth in this Agreement, for the reasonable costs and expenses incurred by Borrower in completing the Tenant Improvements and paying Leasing Commissions. Lender shall have no obligation to pay any amounts to Borrower in excess of the amount in the Accounts. Lender shall have no obligation to authorize any disbursement or withdrawals from the Accounts after an Event of Default unless and until cured by Borrower.

5.     Performance of Tenant Improvements.

(a)     Borrower shall construct and complete all Tenant Improvements within the time periods and as required by, and in accordance with, the Leases and this Agreement.

(b)     Borrower shall pay for and obtain or cause to be paid for and obtained all permits, licenses and approvals required by all applicable laws with regard to the Tenant Improvements, whether necessary for commencement, completion, use or otherwise.

(c)     Borrower shall perform or cause to be performed all work in connection with the Tenant Improvements in a good and workmanlike manner, in compliance with all applicable laws, ordinances, rules and regulations (including, without limitation, any and all environmental laws and laws for the handicapped and/or disabled), with any plans and specifications covering the same (if such plans and specifications are reasonably requested by Lender and relate only to Leases in excess of 100,000 square feet) and with all applicable insurance requirements, which performance by Borrower shall be without regard to the sufficiency of the Reserve to cover the cost of any Tenant Improvement or the Tenant Improvements as a whole.

(d)     Borrower covenants and agrees that the Tenant Improvements shall be constructed, installed or completed, as applicable, free and clear of any and all liens (including mechanic's, materialman's or other liens), claims and encumbrances whatsoever, subject to Borrower's right to contest as specified in the Mortgage (as defined in the Note), but subject to release of funds from the Reserve to pay for the same, pursuant to executed partial or full lien waivers, as the case may be, conditioned only upon payment of the amount identified in such waiver.

6.     Release of the Reserve. The following conditions shall apply to any release of the Reserve to Borrower:

(a)     If Borrower shall not then be in breach of any provision of this Agreement (after any applicable notice and cure period) nor shall an Event of Default then exist under any of the Loan Documents, upon receipt of Lender's form of draw request as attached as Schedule 1 specifying the amount requested and the applicable Tenant Improvements and/or Leasing Commissions to be paid for with the requested Reserve ("Request for Release"), Lender shall, as promptly as reasonably possible but no later than ten (10) days after satisfaction of all conditions precedent contained herein, authorize and direct the Bank to release to Borrower the portion of the Reserve requested in the Request for Release. As to Small Leases (as defined in Section 7 of the Mortgage), there shall not be more than eight (8) requests for Release in the aggregate in any period of twelve (12) consecutive calendar months. There shall be no numerical limitation on the number of Requests for Release with respect to Leases that are not Small Leases, or as to payment of Leasing Commissions.

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(b)     With respect to a Request for Release to pay for Tenant Improvements, the following conditions also shall apply:

(i)     Borrower shall provide evidence reasonably satisfactory to Lender that the Tenant Improvements for which the Reserve is being requested have been completed in a good and workmanlike manner and in accordance with this Agreement except that in the case of Leases that are not Small Leases any Request for Release may relate to work completed to date prior to such Request ("Partial Releases") so long as Borrower has provided to Lender evidence reasonably satisfactory to Lender establishing completion of such work to date, and partial lien waivers. Alternatively, in the case of any Lease that is not a Small Lease, Borrower shall be permitted to submit to Lender a lien waiver for any such completed work conditioned only on payment of the amount identified in such waiver, and such amount shall be included in any applicable Request for Release submitted to Lender;

(ii)     In the case of fully completed Tenant Improvements, Borrower shall provide Lender with an original estoppel certificate or similar agreement (such as a commencement date certificate) in form and substance reasonably satisfactory to Lender executed by the tenant under the Lease for which such Request for Release relates, stating that, among other things, such tenant has accepted the Tenant Improvements, is occupying the space covered by the Tenant Improvements, has commenced paying regularly-scheduled rent thereunder and that there are no known defaults under such lease;

(iii)     Borrower shall submit to Lender copies of invoices for which the Reserve is being requested under the Request for Release and conditional or unconditional final lien waivers (or, in the case of Partial Releases, partial lien waivers, as applicable), and releases conforming to the requirements of local law from all parties furnishing materials and/or services in connection with the Request for Release;

(iv)     Borrower shall provide Lender with a copy of any and all applicable permanent certificates of occupancy for the tenant premises and other governmental permits issued by applicable governmental authorities with respect to the Tenant Improvements, which certificates and permits allow the tenant pursuant to such Lease to place merchandise and/or equipment in the tenant premises in accordance with its layout design plan and to subsequently open for business as contemplated under such Lease;

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(v)     Upon Lender's reasonable request, Borrower shall provide Lender with such additional documents, certificates and affidavits as Lender may reasonably request, including but not limited to a "date-down" endorsement to the mortgagee's title insurance policy showing that no mechanic’s or materialman’s liens or other liens (that have not been bonded off to Lender’s satisfaction) have been placed against the Mortgaged Property since the date of recordation of the Mortgage and that the title to the Mortgaged Property is free and clear of all liens (other than the lien of the Mortgage and any other liens previously approved in writing by the Lender, if any); and if required by Lender, Borrower shall execute and deliver to Lender a certificate (in form and substance reasonably satisfactory to Lender) that the Tenant Improvements covered by the applicable Request for Release comply with, and Borrower has fully satisfied, the terms and provisions of Section 5 above, that the Tenant Improvements for which a Request for Release has been submitted have been fully paid for (or will be fully paid for upon receipt of the funds requested under the Request for Release), and that no claim or claims exist against the Borrower or against the Mortgaged Property out of which a lien based on furnishing labor or material exists or might ripen;

(vi)     Except as set forth in Section 8 below, Lender shall not be obligated to release any of the Reserve for costs of the Tenant Improvements in excess of the costs actually incurred by Borrower with respect to such Tenant Improvements;

(c)     With respect to a Request for Release to pay any portion of the Leasing Commissions, Borrower shall provide evidence as reasonably requested by Lender that such Leasing Commissions have been properly paid and shall present a receipt and release from the Leasing Agent in form and substance satisfactory to Lender. If the Leasing Commission has not yet been paid to the Leasing Agent, Borrower shall provide evidence reasonably satisfactory to Lender that such Leasing Commissions are then due and payable, and Lender shall issue a joint check payable to the Borrower and the Leasing Agent for the amount of the Leasing Commission, and Borrower shall receive a receipt and release from Leasing Agent in form and substance reasonably satisfactory to Lender.

(d)     With respect to each and every Request for Release, the following terms and conditions shall apply:

(i)     Lender shall not be obligated to honor any Request for Release or release any of the Reserve to Borrower in the event of Borrower's breach of this Agreement or upon the occurrence of an Event of Default under any of the other Loan Documents; and

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(ii)     Borrower shall reimburse Lender all out-of-pocket inspection fees and/or reasonable attorney's fees and expenses, and title insurance fees and expenses incurred by Lender in connection with the Request for Release.

7.     Inspections. Borrower shall permit Lender or Lender’s representatives (including an independent person such as an engineer, architect, or inspector) to enter onto the Mortgaged Property during normal business hours (subject to the rights of tenants under their leases), and inspect the progress of any Tenant Improvements and all materials being used in connection with the Tenant Improvements. Borrower agrees to cause all contractors and subcontractors to cooperate with Lender, Lender’s representatives and such other persons described above in connection with such inspections.

8.     Term; Termination. The Reserve shall remain on deposit with Lender in accordance with the terms of this Agreement, until fully depleted, and for so long as any sums remain due and payable to Lender under the Loan Documents. Upon payment of the Loan in full, any and all sums remaining in the Reserve shall be immediately paid to Borrower.

9.     Remedies.

(a)     In order to secure Borrower's repayment of the Note and performance of all other covenants and conditions required on the part of Borrower to be observed or performed hereunder and under the Loan Documents, Borrower hereby pledges, assigns and grants to Lender a continuing first lien security interest in the Reserve and the Accounts, and Lender is hereby given a lien upon, security title to, and a security interest in the Reserve and the Accounts and all documents evidencing the Reserve and the Accounts. Borrower acknowledges that Lender has complete dominion and control over the Reserve and the Accounts, and Borrower shall not have any access to or right to draw against any of the Reserve or the Accounts, subject to the right provided above to Borrower to elect that the Reserve be invested from time to time in Permitted Investments as provided above.

(b)     Upon the occurrence of an Event of Default under the Loan Documents or in the event of Borrower's breach of any provision of this Agreement after thirty (30) days written notice by Lender to Borrower, Lender may terminate this Agreement and shall have all remedies available under Article 9 of the Uniform Commercial Code, under common law, and under any other applicable laws and, in addition, may retain the Reserve then being held pursuant to this Agreement and apply such Reserve in such order and in such amounts as Lender shall elect, in its sole and absolute discretion: (i) to repayment of the indebtedness evidenced by the Note and the Loan Documents; (ii) toward reimbursement of Lender for any losses or expenses (including, without limitation, legal fees) suffered or incurred by Lender as a result of such default; and/or (iii) in order to proceed under existing contracts or enter into contracts with third parties to make or complete the Tenant Improvements.

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In the Event of Default, Lender shall have the right, but not the obligation, to enter onto the Mortgaged Property and perform any and all work and labor necessary to make or complete the Tenant Improvements and/or employ watchmen to protect the Mortgaged Property from damage. All sums so expended by Lender shall be construed to have been paid to Borrower and shall be secured by the Mortgage. Borrower hereby constitutes and appoints Lender its true and lawful attorney-in-fact with full power of substitution to complete or undertake the Tenant Improvements in the name of the Borrower, enter into contracts for the completion of the Tenant Improvements, incur such obligations, enforce any contracts or agreements made by or on behalf of Borrower (including the prosecution and defense of all actions or proceedings in connection with the Tenant Improvements and the payment, settlement, or compromise of all claims for materials and work performed in connection with the Tenant Improvements) and do any and all things necessary or proper to complete the Tenant Improvements. This power of attorney shall be construed to be a power coupled with an interest which cannot be revoked. Borrower hereby assigns to Lender all rights, claims and causes of action Borrower may have against any person or entities supplying labor or materials in connection with the Tenant Improvements; provided, however, that Lender may not pursue any such right, claim or cause of action unless an Event of Default shall have occurred under the Loan Documents or Borrower shall have otherwise breached any provision in this Agreement.

10.     Indemnification. Borrower shall hold harmless, indemnify and defend Lender from and against any and all liabilities, obligations, claims, demands, damages, penalties, causes of action, losses, fines, costs and expenses (including without limitation reasonable attorneys' fees and expenses) imposed upon or incurred by Lender arising from, or in connection with, directly or indirectly, this Agreement. This indemnity is in addition to any other indemnity agreements made by Borrower to Lender in the Mortgage, the Note or in any of the other Loan Documents. Borrower covenants and agrees that, in performing any of its duties under this Agreement, neither Lender nor any of its successors or assigns shall be liable for any losses, costs or damages which may be incurred by any of them as a result thereof, except for any losses, costs or damages arising out of the willful misconduct or gross negligence of such party.

11.     Fees and Costs. Borrower shall pay Lender at the closing of the Loan a fee of $800.00 for the costs incurred for setting up the Reserve. In addition, Borrower shall reimburse Lender within ten (10) days after demand all reasonable fees, charges, costs and expenses directly incurred by Lender in connection with maintaining the Reserve (but not including any fees and expenses relating to any outside counsel consulted by Lender in connection with any Request for Release), and all inspections made by Lender or Lender’s representatives in carrying out Lender’s responsibility to make certain determinations under this Agreement.

12.     Miscellaneous.

(a)     Except as otherwise expressly provided herein, in any instance where the consent or approval of Lender is required or may be given or where any determination, judgment or decision is to be rendered by Lender under this Agreement, such approval and consent shall be given or withheld in Lender's reasonable discretion.

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(b)     All notices hereunder shall be given in accordance with the provisions of the Mortgage, except all notices hereunder to Lender shall be given to the following address: John Hancock Life Insurance Company (U.S.A.), 197 Clarendon Street, C-3, Boston, Massachusetts 02116, Attn: Arthur Francis, Loan Number 526618:11.

(c)     This Agreement shall be binding upon Borrower and its heirs, devisees, representatives, successors and assigns, including successors in interest of Borrower in and to all or any part of the Mortgaged Property, and shall inure to the benefit of and may be enforced by Lender and its heirs, successors, legal representatives, substitutes and assigns. Borrower shall not assign any of its rights or obligations under this Agreement.

(d)     This Agreement is intended solely for the benefit of Borrower and Lender, and no third party shall have any right or interest in this Agreement, nor any right to enforce this Agreement against any party hereto.

(e)     This Agreement contains the complete and entire understanding of the parties with respect to the matters covered and may not be modified, amended, waived, extended, changed, discharged or terminated orally or by any act or failure to act on the part of Borrower and Lender, but only by an agreement in writing signed by the party against whom the enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.

(f)     No provision of this Agreement or action taken by Lender pursuant hereto shall be construed as acceptance or approval by Lender of any Tenant Improvement or an acknowledgment that the Tenant Improvement has been completed in accordance with applicable building, zoning or other codes, ordinances, statutes, laws, regulations or requirements of any governmental authority. Each and every provision for the consent, approval, inspection, review or verification by Lender hereunder is for Lender's own purpose and benefit only, and no other party may require that the same be given or be entitled to assume that Lender shall refuse to make or give the same. In addition, in no event shall any term hereof, or any action taken by Lender contemplated hereby, be deemed to be or construed as a warranty or representation by Lender as to the adequacy of any Tenant Improvement, nor that the same complies with applicable laws (including, without limitation, any and all environmental laws and laws for the handicapped and/or disabled).

(g)     Borrower hereby covenants that Borrower shall not further pledge, assign or grant a security interest or any other interest in or to, the Reserve or the Accounts, or any proceeds, replacement or substitutes thereto.

(h)     No right or remedy conferred upon or reserved to Lender under this Agreement is intended to be exclusive of any other right or remedy, and each and every such right and remedy shall be cumulative and concurrent and may be enforced separately, successively or together, and may be exercised from time to time as often as may be deemed necessary by Lender.

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(i)     Nothing herein or in the Loan Documents is intended to create, nor creates, nor shall be deemed to create, a joint venture, partnership, tenancy-in-common, or joint tenancy relationship between Borrower and Lender, nor to grant Lender any interest in the Mortgaged Property other than that of creditor or mortgagee.

(j)     If any provisions of this Agreement shall conflict with any provisions of the other Loan Documents regarding the Reserve, the provisions contained in this Agreement shall control.

(k)     If any term, covenant or condition of this Agreement is held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such provision.

(l)     This document shall be governed and construed in accordance with the laws of the state in which the Mortgaged Property is located and the applicable laws of the United States of America, except as expressly provided otherwise by the applicable Uniform Commercial Code with respect only to matters of the perfection and the priority of any security interests in a deposit account created pursuant to this Agreement.

(m)     This Agreement may be executed in multiple counterparts, each of which when taken together shall constitute one and the same original.

[Signature page to follow.]

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IN WITNESS WHEREOF, Borrower and Lender have executed this Agreement as of the date first above written.

BORROWER:

FSP 303 EAST WACKER DRIVE LLC, a Delaware limited liability company

By:	/s/ George J. Carter
Name: Title:	George J. Carter President

Borrower’s Taxpayer Identification Number: 20-8061759

LENDER: JOHN HANCOCK LIFE INSURANCE COMPANY (U.S.A.), a Michigan corporation

By:	/s/ Thomas Gates
Name:	THOMAS GATES
Title:	REGIONAL DIRECTOR

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SCHEDULES

Schedule 1 - Lender’s Form of Request for Release

Schedule 2 - Form of Investment Direction from Borrower to Lender

Loan No. 526618:11

SCHEDULE 1

REQUEST FOR RELEASE (No.   )

TO:	John Hancock Life Insurance Company (U.S.A.) ("Lender")

FROM:	FSP 303 East Wacker Drive LLC ("Borrower")

This Request for Release is submitted by Borrower in accordance with the Tenant Improvement and Leasing Commissions Agreement dated as of August 3, 2011, between Borrower and Lender (the "Agreement"). Terms used with initial capital letters and not defined in this Disbursement Request have the meanings given them in the Agreement.

1. Borrower hereby requests disbursement for the payment of the Tenant Improvements (or a portion thereof) in the amounts specified below:

COST OF TENANT IMPROVEMENTS (include quantity, materials and labor)	AMOUNT/PRICE

____________________________________________________	______________________
____________________________________________________	______________________
____________________________________________________	______________________
____________________________________________________	______________________
____________________________________________________	______________________
____________________________________________________	______________________

TOTAL DISBURSEMENT REQUESTED	$_____________________

2. Borrower hereby requests disbursement for the payment of leasing commissions in the amount specified below:

AMOUNT OF LEASING COMMISSIONS	LEASING AGENT

______________________________________	_____________________________________
______________________________________	_____________________________________

3. Borrower certifies, represents and warrants to Lender that all statements, invoices, bills, costs, expenses and any other sums of money owing with respect to the Tenant Improvement and Leasing Commissions incurred on or before this date have been paid in full in the amounts, if any, described on Annex 1 hereto. The estimated costs of completing the uncompleted Tenant Improvements as of this date are as described on a line item basis on Annex 1.

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4. Borrower certifies, represents and warrants to Lender that (a) Borrower is entitled to a disbursement of the Reserve for the items and amounts requested in Section 1 above pursuant to the Agreement; (b) Borrower's representations and warranties made in the Loan Documents and the Agreement are true and correct on and as of this date; (c) no Event of Default has occurred and (d) the Tenant Improvement and Leasing Commissions listed in Sections 1 and 2 above have been fully paid for, and no claim or claims exist against the Borrower or against the Mortgaged Property out of which a lien based on a leasing commission or furnishing labor or material exists or might ripen or the conditional lien waiver accompanying this Request is true and correct and, upon payment in accordance with this Request, all such Tenant Improvements and Leasing Commissions will be fully paid for as provided in such conditional lien waiver.

Date: August 3, 2011

BORROWER:

FSP 303 EAST WACKER DRIVE LLC, a Delaware limited liability company

By: __________________________________

Name:

Its:   Authorized Signatory

SWORN TO AND SUBSCRIBED BEFORE ME by ______________________,

this _______ day ____________, 20____.

__________________________________________

Notary Public                                           (Seal)

Name (Print): _______________________________

My Commission Expires:

Initial Approval -- Name:___________________	Date: ___________________
Disbursement Approval -- Name:_________________	Date: ___________________

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ANNEX 1

TENANT IMPROVEMENTS	AMOUNTS PAID	ESTIMATED COSTS OF COMPLETION

LEASING COMMISSIONS	AMOUNTS PAID

Loan No. 526618:11

Schedule 2

Form of Investment Direction from Borrower to Lender

Date: ___________________________

Manulife Financial
200 Bloor Street East, NT- 5
Toronto, Ontario
Attention: Ms. Corinna Milevski
    AVP Controller, North American Mortgage Operations

Re:  John Hancock Loan No. 526618:11

       303 East Wacker Drive

       Chicago, Illinois

Ladies and Gentlemen:

We refer to that certain Tenant Improvement and Leasing Commissions Agreement (the "TILC Agreement") dated as of August 23, 2011 between FSP 303 East Wacker Drive LLC as borrower ("Borrower"), and John Hancock Life Insurance Company (U.S.A.) as lender ("Lender"). Capitalized terms not otherwise defined herein shall be as defined in the TILC Agreement.

Pursuant to Paragraph 3(b) of the TILC Agreement, we hereby elect that the funds held in the Reserve and maintained at the Accounts established at Citibank, N.A. be invested in the following instruments:

Name of Permitted Investment                            Principal Sum to be Invested

$

We hereby ratify and confirm all of the terms of the TILC Agreement.

Very truly yours,

FSP 303 East Wacker Drive LLC

By: _________________________

      Its Authorized Signatory